UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 7, 2014

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

DE	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1321 Discovery Drive, Billings, Montana		59102
(Address of principal executive offices)		(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 7, 2014, Stillwater Mining Company (the “Company”) redeemed all outstanding 8% Exempt Facility Revenue Bonds, Series 2000 (the “Bonds”). The Bonds were originally issued by the Board of Investments of the State of Montana (the “Issuer”), pursuant to the provisions of an Indenture of Trust, dated as of July 1, 2000 (the “Indenture”), between the Issuer and U.S. Bank National Association, formerly known as U.S. Bank Trust National Association MT, as trustee. Under the Indenture, the Issuer issued $30,000,000 aggregate principal amount of the Bonds to finance a portion of the costs of constructing and equipping certain sewage and solid waste disposal facilities at the Company’s Stillwater Mine and East Boulder Mine. The Company, as obligor under the Indenture, elected to redeem all of the Bonds outstanding as of July 7, 2014 (the “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Bonds, plus accrued and unpaid interest to, but excluding, the Redemption Date, which amounted to $30,040,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2014	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary